EXHIBIT 10.4

INTERNATIONAL WIRE GROUP, INC.

2006 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

(as amended and restated effective April 25, 2008)

1.	Purposes

International Wire Group, Inc. (the “Company”) desires to attract and retain the services of outstanding nonemployee directors by affording them an opportunity to acquire a proprietary interest in the Company through automatic, non-discretionary awards of options (“Options”) exercisable to purchase shares of Common Stock (as defined below), and thus to create in such directors an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

The Options offered pursuant to this International Wire Group, Inc. Stock Option Plan for Nonemployee Directors (the “Plan”) are a matter of separate inducement and are not in lieu of any other compensation for the services of any director.

The Options granted under the Plan are intended to be options that do not meet the requirements for incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

As used in the Plan, the term “parent corporation” and “subsidiary corporation” shall mean a corporation coming within the definition of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

2.	Amount of Stock Subject to the Plan

Options granted under the Plan shall be exercisable for shares of the Company’s common stock, par value $.01 per share (“Common Stock”).

The total number of shares of Common Stock authorized for issuance under the Plan upon the exercise of Options (the “Shares”) shall not exceed, in the aggregate, 300,000 of the currently authorized shares of Common Stock of the Company, such number to be subject to adjustment in accordance with Section 13 of the Plan.

Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company’s treasury, or both. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to a later-granted Option under the Plan.

3.	Effective Date and Term of the Plan

The Plan shall become effective upon approval by stockholders of the Company (the “Effective Date”). Except as otherwise provided herein, the Plan shall terminate at the close of business on tenth anniversary of the Effective Date.

4.	Administration

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board of Directors”), appointed by the Board of Directors from among its members. The Committee shall exercise all power and authority of the Board of Directors at any time and from time to time to administer the Plan. Subject to the express provisions of the Plan, the Committee shall have authority to construe the Plan and the Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other ministerial determinations necessary or advisable for administering the Plan. However, the timing of grants of Options under the Plan and the determination of the amounts and prices of such Options shall be effected automatically in accordance with the terms and provisions of the Plan without further action by the Committee or the Board of Directors.

The determination of the Committee on matters referred to in this Section 4 shall be conclusive.

5.	Eligibility

Each member of the Board of Directors who is not an employee of the Company or any subsidiary corporation or parent corporation of the Company shall be eligible to be granted Options under the Plan (“Eligible Director”); provided, however, that an individual who is an Eligible Director designated by (i) a shareholder of the Company that, together with its affiliates, owns ten percent (10%) or more of the outstanding Common Stock of the Company (a “Significant Shareholder”) or (ii) by a Significant Shareholder’s affiliate, shall have the right to elect, prior to the date Options are granted hereunder, to have Options under the Plan granted directly to such Significant Shareholder or to any of its affiliates (such election, an “Assignment Election”), subject to the requirement that the grantee make the representations described in Section 15 of the Plan and such other similar representations as the Committee determines are necessary or advisable to ensure the Option grant complies with applicable law.

An Eligible Director making an Assignment Election may revoke the election with respect to future grants at least seven (7) days prior to the date of the next automatic option grant. Unless revoked, the Assignment Election shall remain in effect until the October 20th next following the date the Eligible Director making the Assignment Election ceases to serve on the Board of Directors.

If an Assignment Election is made, the grantee shall be deemed to be the Eligible Director for all purposes of this Plan, except the following:

(i)        If the Eligible Director making the Assignment Election shall resign from the Board of Directors, any replacement member of the Board of Directors that is designated by the Significant Shareholder or its affiliate shall not be deemed a new Eligible Director of the Plan (and therefore shall not be eligible for a pro-rata grant provided for in Section 6 of the Plan). However, such new

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Eligible Director shall be required to make a new Assignment Election with respect to any future grants;

(ii)       The number of meetings attended for purposes of Section 6 of the Plan shall be the number of meetings attended by the Eligible Director who made the Assignment Election (and, if the previous paragraph shall apply, such Eligible Director’s replacement) and the period that the Eligible Director served shall be 12 months (or such shorter period of time during the preceding 12 month period that a designee of the Significant Shareholder or its affiliate served on the Board of Directors).

(iii)      The right to decline an Option grant provided by Section 7 shall be retained by the Eligible Director making the Assignment Election.

6.	Option Grants

On the sixth business day following the Effective Date, each Eligible Director then in office shall automatically be granted an Option to purchase 9,900 Shares (subject to adjustment as provided in Section 13). On October 20, 2007 and on each anniversary thereafter, each then Eligible Director shall automatically be granted an Option to purchase 3,300 Shares (subject to adjustment as provided in Section 13 hereof); provided, however, such grant shall be made only to an Eligible Director who during the last 12 months attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period in which the Eligible Director has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such Eligible Director served (during the periods that such Eligible Director served). Each Option granted to an Eligible Director pursuant to the Plan shall be evidenced by a written agreement, in a form acceptable to the Committee, between the Company and such Eligible Director. Any Eligible Director entitled to receive an Option grant pursuant to the Plan may elect to decline the Option.

In addition to the grant above, the Committee shall grant to any individual who becomes a new Eligible Director an Option for the number of shares that represents 3,300 shares per year pro-rated to reflect the number of days until the next automatic option grant hereunder.

7.	Option Price and Payment

The price for each Share purchasable upon exercise of any Option granted hereunder shall be an amount equal to the Fair Market Value per Share. For purposes of this Plan and any Options awarded hereunder, “Fair Market Value” shall be the weighted average closing price of the Company’s Common Stock for the five business days immediately preceding the date of grant (or the last closing price prior to the date of grant if the Company’s Common Stock was not traded during such 5 business day period) if the Company’s Common Stock is readily tradable on a national securities exchange or other market system, and if the Company’s Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the

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fair market value of the Common Stock of the Company through the reasonable application of a reasonable valuation method; provided, however, in the event of a Change in Control, the Fair Market Value shall be based on the actual consideration paid for such Common Stock.

Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued when it shall have received the full purchase price for the Shares in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) then owned by the holder of the Option having a Fair Market Value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such shares, by the withholding of Shares for which the Option is exercisable having a Fair Market Value equal to the cash exercise price applicable to that portion of the Option being exercised, or by a combination of these methods. The Fair Market Value per Share of Common Stock so delivered or withheld in payment of the purchase price shall be determined as of the date immediately preceding the date on which the Option is exercised in accordance with this Section 7, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

8.	Limitations on the Right of Exercise

In no event shall an Option granted hereunder be exercised for a fraction of a Share.

A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a shareholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a shareholder with respect to such previously acquired shares of Common Stock.

9.	Option Period and Exercise of Options
Subject to the express provisions of the Plan:

(a)       the Options granted to an Eligible Director five business days after the Effective Date shall automatically vest as follows: (i) one-third of the Options shall vest and become exercisable on or after the date of grant, (ii) one-third of the Options shall vest and become exercisable on or after October 20, 2006 and (iii) the remaining one-third of the Options shall vest and become exercisable on or after October 20, 2007;

(b)       the Options granted to any Eligible Director on October 20, 2007 and any anniversary thereafter shall automatically vest on the first anniversary of the date of the grant of such option; and

(c)       the Options granted to any new Eligible Director (i) prior to October 20, 2007 shall vest and become exercisable (A) such that the pro-rata portion of

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3,300 shares for service until the next October 20th shall vest on the next October 20th following the date of grant and (B) if applicable, 3,300 shares shall vest on each successive October 20th and (ii) after October 20, 2007, shall vest and become exercisable on or after the next October 20th following the date of grant.

Options shall also vest on such other dates as are specified by the Committee. The right of exercise shall be cumulative, so that if the Option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all Shares not so purchased at any time prior to the termination of the Option.

An Option granted to an Eligible Director shall terminate and expire on the tenth anniversary of the date of grant of such Option, unless sooner terminated pursuant to this Plan.

Subject to the express provisions of the Plan, Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, the proposed form of payment and specifying a business day not more than ten (10) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 15, 16 and 17 hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

10.	Termination of Directorship

If an Eligible Director’s service as a director of the Company terminates, any Option previously granted to such Eligible Director shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

(a)       if the service of an Eligible Director holding an outstanding Option terminates by reason of such Eligible Director’s death or disability (as described in Section 22(e)(3) of the Code), then except as provided in (c) below, such Option shall immediately vest and become exercisable, and to the extentnot theretofore exercised, remain exercisable at any time up to and including the earlier of (i) one (1) year after the date of such termination of service and (ii) the tenth anniversary of the date of grant of such Option; and

(b)       if the service of an Eligible Director holding an outstanding Option terminates by reason of (i) such Eligible Director’s voluntary resignation from service as a director of the Company, or (ii) failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible to serve, except if such failure to nominate for re-election is due to any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary corporation or parent corporation of the Company (in which

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case, such Option shall terminate and no longer be exercisable), then except as provided in (c) below, such Option shall continue to vest (pursuant to its vesting schedule) and, to the extent not theretofore exercised, remain exercisable at any time up to and including the earlier of (X) one (1) year after the date of such termination of service and (Y) the tenth anniversary of the date of grant of such Option; and

(c)       if the service of an Eligible Director who has made an Assignment Election terminates and such Eligible Director is not replaced by a designee of the Significant Shareholder or one of its affiliates within thirty (30) days of such termination, such Option shall to the extent not theretofore exercised, remain exercisable up to and including, the earlier of (X) one (1) year after the date that such Eligible Director ceases to serve on the Board of Directors, (Y) the tenth anniversary of the date of grant of such Option.

If an Option granted hereunder shall be exercised by the legal representative of a deceased Eligible Director or former Eligible Director, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any Eligible Director or former Eligible Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

Notwithstanding anything to the contrary contained in this Section 10, in no event shall any person be entitled to exercise any Option after the expiration of such Option, as specified therein.

11.	Use of Proceeds

The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

12.	Non-Transferability of Options

An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, except that a Significant Shareholder or its affiliate that has been granted an Option by virtue of an Assignment Election shall be permitted to transfer the Option to an affiliate. Except to the extent provided above, Options also may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

13.	Adjustment of Shares; Change in Control

(a)       Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, extraordinary cash dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company),

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an adjustment shall be made to prevent dilution or enlargement of Eligible Directors’ rights under the Plan and such an adjustment shall be made successively each time any such change shall occur. Such adjustment shall be effected by such method as the Board of Directors shall determine is appropriate, including without limitation, by one or both of the following methods: (i) the adjustment of the number and kind of Shares or other securities that may be issued under the Plan, the number and kind of Shares or other securities subject to outstanding Options, the number and kind of Shares to be granted each year to Eligible Directors pursuant to Section 9 and/or where applicable, the exercise price applicable to such Options; or (ii) the grant of a right to receive one or more payments of securities, cash and/or property in respect of any outstanding Option, which right may be issued subject to the same vesting schedule as the outstanding Option being adjusted; provided, that, any adjustment pursuant to this Section 13 shall comply with Section 409A of the Code, to the extent applicable. In addition, appropriate adjustments may also be made by the Committee in the terms of any Stock Options under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Stock Options on an equitable basis, and the determination of the Committee as to these matters shall be conclusive and binding on the Eligible Directors.

(b)       Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Options shall immediately vest and become exercisable. For purposes of this Section 13(b), a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i)        Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) but excluding any employee benefit plan of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s outstanding securities then entitled ordinarily to vote for the election of directors; or

(ii)       During any period of two (2) consecutive years commencing on or after the Effective Date, the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be Continuing Directors cease for any reason to constitute at least a majority thereof; or

(iii)      The Board of Directors shall approve a sale of all or substantially all of the assets of the Company; or

(iv)      The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (i) or (ii), above.

For purposes of this Section 13(b), “Continuing Directors” shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the Effective Date of this Plan or (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the

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Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

14.	Right to Terminate Service

The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the service of any Eligible Director holding Options and shall not impose any obligation on the part of any Eligible Director holding Options to remain in the service of the Company or of any subsidiary corporation or parent corporation thereof.

15.	Purchase for Investment

Except as hereinafter provided, the Committee may require the holder of an Option granted hereunder, as a condition to exercise of such Option in the event the Shares subject to such Option are not registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which such holder (a) represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder’s own account for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws and (b) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) an effective registration statement covering such Shares under the Securities Act and applicable state securities laws or (ii) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application thereto of any such exemptions.

Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act or any state securities law and, to the extent deemed necessary by the Company, Shares issued upon exercise of an Option may contain a legend to the effect that registration rights have not been granted with respect to such Shares.

16.	Issuance of Stock Certificates; Legends; Payment of Expenses

The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of Options granted pursuant to the Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as the Committee, in its discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or (b) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares.

The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses that may be

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necessitated by the filing or amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such registration statement has been filed by the Company for its own corporate purpose (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares an optionee receives in the registration statement.

All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

17.	Listing of Shares and Related Matters

If at any time the listing, registration or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

18.	Amendment of the Plan

The Board of Directors may, from time to time, amend the Plan and any Option granted hereunder; provided, however, that no amendment shall made without approval of the stockholders of the Company if required by applicable law or by any listing agreement to which the Company is a party with a national securities exchange or other market system.

19.	Termination or Suspension of the Plan

The Board of Directors may at any time suspend or terminate the Plan. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The ministerial power of the Committee to construe and administer any Options under Section 4 that are granted prior to the termination or the suspension of the Plan shall continue after such termination or during such suspension.

20.	Governing Law

The Plan, such Options as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time in effect. Options granted under this Plan are intended to be exempt from the application of Section 409A. No action taken by the Committee shall be construed in a manner that would result in the imposition on an Eligible Director of an additional tax under Section 409A of the Code.

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The Committee may grant Options to Eligible Directors (and Eligible Directors may make an Assignment Election) to persons who are subject to the tax laws of nations other than the United States, which awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such awards by the appropriate foreign governmental entity; provided, however, that no such Options may be granted and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law. The Board of Directors may modify awards granted to foreign nationals or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, benefit or other matters.

21.	Partial Invalidity

The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

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EXHIBIT A

NON-EMPLOYEE DIRECTOR

NOTICE OF STOCK OPTION GRANT

Name of Optionee:
Shares Subject to Option:	_____ Shares
Exercise Price Per Share:	_____ per Share
Date of Grant:
Vesting Schedule:
Expiration Date:	10 years from the Date of Grant

By signing your name below, you accept this option and acknowledge and agree that this option is granted under and governed by the terms and conditions of the International Wire Group, Inc. 2006 Stock Option Plan for Nonemployee Directors, which is hereby made a part of this document.

OPTIONEE:	INTERNATIONAL WIRE GROUP, INC.

__________________________________	By:	__________________________________

Title: ___________________________________